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Exhibit 10.34


                               FIRST AMENDMENT OF
                           DATEK ONLINE HOLDINGS CORP.
                            2001 STOCK INCENTIVE PLAN


     WHEREAS, Ameritrade Holding Corporation maintains the Datek Online Holdings Corp. 2001 Stock Incentive Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is now considered desirable;

     NOW, THEREFORE, the Plan is hereby amended, effective as of September 25, 2004, in the following particulars:

     1. By changing the name of the Plan from "DATEK ONLINE HOLDINGS CORP. 2001 STOCK INCENTIVE PLAN" to "AMERITRADE HOLDING CORPORATION 2001 STOCK INCENTIVE PLAN."

     2.  By substituting the following for Section 1 of the Plan:

     "1. Purpose.

         This Plan was originally adopted for the purpose of strengthening Datek Online Holding Corp. (`Datek') by providing an incentive to its employees, officers and directors and to the employees, officers and directors of its Subsidiaries and thereby encouraging them to devote their abilities and industry to the success of the business enterprise of Datek and its Subsidiaries. Pursuant to an agreement and plan of merger (the `Merger Agreement'), Datek Online Holdings Corp. (`Datek') became a subsidiary of a newly formed corporation, Ameritrade Holding Corporation (`Ameritrade' or the `Company') effective as of September 9, 2002 (the `Restatement Date') and as of the Restatement Date, Ameritrade assumed the Plan and all outstanding obligations hereunder. It is intended that the purpose of the Plan be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers and directors of the Company and its affiliates an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options and Nonqualified Stock Options (as each term is herein defined). Effective as of September 25, 2004, the name of the Plan was changed to the Ameritrade Holding Corporation 2001 Stock Incentive Plan (the `Plan')."

     3.  By substituting the following for Section 2.27 of the Plan:

     "2.27 `Plan' means the Ameritrade Holding Corporation 2001 Stock Incentive Plan, as amended from time to time."